Certification Pursuant to
                               18 U.S.C. 1350,
                            as Adopted Pursuant to
                Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Harman International Industries, Incorporated (the "Company") on Form 10-Q for the period ended
September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to officer's knowledge:



(1)  The Report fully complies with the requirements of
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.



Date:  November 14, 2002



/s/ Sidney Harman
--------------------------
Name:  Sidney Harman
Title: Executive Chairman




/s/ Bernard A. Girod
--------------------------
Name:  Bernard A. Girod
Title: Vice Chairman and
Chief Executive Officer




/s/ Frank Meredith
--------------------------
Name:  Frank Meredith
Title: Chief Financial Officer





   The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of this Report or as a separate disclosure document.